Exhibit 107

Calculation of Filing Fee Tables

S-3

(Form Type)

SEACOR Marine Holdings Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities

Fees to Be Paid	Equity	Common stock, $0.01 par value per share	457(o)	—	(2)	—	—

	Equity	Preferred Stock, par value $0.01 per share	457(o)	—	(2)	—	—

	Equity	Warrants	457(o)		(2)

	Other	Units	457(o)	—	(2)	—	—

Unallocated (Universal Shelf)			457(o)	(1)	(2)	$200,000,000	0.00015310	$5,729.38(2)

Fees Previously Paid						—	—	—

	Total Offering Amounts					$200,000,000	0.00015310	$30,620(1)

	Total Fees Previously Paid							$0.00

	Total Fee Offsets							$24,890.62

	Net Fee Due							$5,729.38(1)

(1)

Pursuant to Rule 457(p) promulgated under the Securities Act, the fee that remained unused on the Registrant’s registration statement on Form S-3 (File No. 333-225686) (the “2018 Registration Statement”) originally filed with the Securities and Exchange Commission (the “SEC”) on June 15, 2018, declared effective by the SEC on August 1, 2018 and expired on August 1, 2021 which was not used to offset the fee for the Registrant’s registration statement on Form S-3 (File No. 333-262447) (the “2022 Registration Statement”) originally filed with the SEC on February 1, 2022 as a result of a decrease in the fee rate compared to 2018, declared effective by the SEC on February 11, 2022 and will expire on February 11, 2025, is being used to offset the fee due upon the registration of the securities registered hereby. In addition, the fee that remained unused on the 2022 Registration Statement is also being used to offset the fee due upon the registration of the securities registered hereby. Both the 2018 Registration Statement and the 2022 Registration Statement registered the offer and sale by the Registrant of an indeterminate number or amount of common stock, preferred stock, debt securities, warrants and units to purchase any combination of the foregoing securities, and rights, having an aggregate offering price of $200,000,000. The registrant has determined to include in this registration statement an indeterminate number or amount of newly issued common stock, preferred stock, warrants and units to purchase any combination of the foregoing securities, and rights, having an aggregate offering price of $200,000,000 (the “Securities”). Pursuant to Rule 457(p) promulgated under the Securities Act, the Registrant is applying the previously paid filing fee associated with each of the 2018 Registration Statement and the 2022 Registration Statement to this registration statement. Accordingly, the previously paid filing fee of (1) $5,871.72 relating to the 2018 Registration Statement and (2) $19,018.90 relating to the 2022 Registration Statement is offset against the currently due filing fee of $30,620.

(2)

The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rule 457(p)

Fee Offset Claims	SEACOR Marine Holdings Inc.	S-3	333-	February 7, 2025		(1)	Equity	Common stock, $0.01 par value per share		(1)

	SEACOR Marine Holdings Inc.	S-3	333-	February 7, 2025		(1)	Equity	Preferred Stock, par value $0.01 per share		(1)

	SEACOR Marine Holdings Inc.	S-3	333-	February 7, 2025		(1)	Debt	Debt Securities		(1)

	SEACOR Marine Holdings Inc.	S-3	333-	February 7, 2025		(1)	Debt Convertible into Equity	Warrants to purchase common stock		(1)

	SEACOR Marine Holdings Inc.	S-3	333-	February 7, 2025		(1)	Other	Units		(1)

Fee Offset Source	SEACOR Marine Holdings Inc.	S-3	333-262447	February 1, 2022		$19,018.90					$19,018.90

Fee Offset Source	SEACOR Marine Holdings Inc.	S-3	333-225686	June 15, 2018		$5,871.72					$5,871.72

(1)

Pursuant to Rule 457(p) promulgated under the Securities Act, the Registrant hereby offsets the total registration fee of $30,620.00 due under this registration statement by (i) $5,871.72 (calculated at the fee rate in effect at the date of the Registrant’s 2018 Registration Statement of $121.20 per million dollars), which represents the portion of the registration fee previously paid with respect to $200,000,000 of unsold securities previously registered under the 2018 Registration Statement that was not used to offset the registration fee in connection with the 2022 Registration Statement and (ii) by $19,018.90 (calculated at the fee rate in effect at the date of the Registrant’s 2022 Registration Statement of $92.70 per million dollars), which represents the portion of the registration fee previously paid with respect to $199,898,786.85 of unsold securities previously registered under the 2022 Registration Statement.